EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2019

NEW YORK, May 09, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2019.

HIGHLIGHTS

Quarter ended March 31, 2019
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,244.7
Net assets	$592.1
Net asset value per share	$8.83

SunTrust Credit Facility	$378.6
BNP Credit Facility	$141.8
SBA Debentures	$145.9

Yield on debt investments at quarter-end	10.6%

Operating Results:
Net investment income	$10.8
GAAP net investment income per share	$0.16
Debt issuance costs and make-whole premium, net of incentive fees per share	$0.03

Core net investment income per share (1)	$0.19

Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$183.9
Sales and repayments of investments	$115.1

Number of new portfolio companies invested	9
Number of existing portfolio companies invested	13
Number of ending portfolio companies	66

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding expenses related to the make-whole premium on the repayment of the 4.50% notes due 2019, or 2019 Notes, and the debt issuance costs on the revolving credit facility with BNP Paribas, or the BNP Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 10, 2019

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 10, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 204-4368 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0402. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 24, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1553883.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that we have been making substantial progress positioning the company to having a more senior secured portfolio, which should result in even more steady and stable coverage of our dividend over time,” said Art Penn, Chairman and CEO. “Additionally, our earnings stream should improve based on a gradual increase in our debt to equity ratio, while still maintaining a prudent debt profile.” As of March 31, 2019, our portfolio totaled $1,244.7 million and consisted of $686.6 million of first lien secured debt, $350.0 million of second lien secured debt, $49.9 million of subordinated debt and $158.2 million of preferred and common equity. Our debt portfolio consisted of 89% variable-rate investments and 11% fixed-rate investments. As of March 31, 2019, we had one portfolio company on non-accrual, representing 1.4% of our overall portfolio on both cost and fair value basis. Overall, the portfolio had net unrealized depreciation of $152.3 million as of March 31, 2019. Our overall portfolio consisted of 66 companies with an average investment size of $18.9 million, had a weighted average yield on interest bearing debt investments of 10.6% and was invested 55% in first lien secured debt, 28% in second lien secured debt, 4% in subordinated debt and 13% in preferred and common equity.

As of September 30, 2018, our portfolio totaled $1,132.1 million and consisted of $531.4 million of first lien secured debt, $391.1 million of second lien secured debt, $48.1 million of subordinated debt and $161.5 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $111.8 million as of September 30, 2018. Our overall portfolio consisted of 53 companies with an average investment size of $21.4 million, had a weighted average yield on interest bearing debt investments of 11.2% and was invested 47% in first lien secured debt, 35% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

For the three months ended March 31, 2019, we invested $183.9 million in nine new and 13 existing portfolio companies with a weighted average yield on debt investments of 9.1%. Sales and repayments of investments for the three months ended March 31, 2019 totaled $115.1 million. For the six months ended March 31, 2019, we invested $378.4 million in 15 new and 26 existing portfolio companies with a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the six months ended March 31, 2019 totaled $240.9 million.

For the three months ended March 31, 2018, we invested $97.0 million in three new and six existing portfolio companies with a weighted average yield on debt investments of 8.9%. Sales and repayments of investments for the three months ended March 31, 2018 totaled $246.4 million. For the six months ended March 31, 2018, we invested $235.4 million in eight new and 13 existing portfolio companies with a weighted average yield on debt investments of 10.0%. Sales and repayments of investments for the six months ended March 31, 2018 totaled $438.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2019 and 2018.

Investment Income

Investment income for the three and six months ended March 31, 2019 was $28.7 million and $56.1 million, respectively, and was attributable to $15.7 million and $29.0 million from first lien secured debt, $11.2 million and $23.5 million from second lien secured debt and $1.8 million and $3.6 million from subordinated debt, respectively. This compares to investment income for the three and six months ended March 31, 2018, which was $27.2 million and $55.9 million, respectively, and was attributable to $12.7 million and $25.4 million from first lien secured debt, $11.3 million and $24.2 million from second lien secured debt and $3.2 million and $6.3 million from subordinated debt, preferred and common equity. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2019 totaled $17.9 million and $32.7 million, respectively. Base management fee for the same periods totaled $4.5 million and $8.9 million, incentive fee totaled less than $0.1 million and $2.7 million, debt related interest and expenses totaled $11.9 million (including $2.2 million of make-whole premium on the repayment of the 2019 Notes and $2.7 million in debt issuance costs on the BNP Credit Facility) and $18.2 million (including $2.2 million of make-whole premium on the repayment of the 2019 Notes and $2.7 million in debt issuance costs on the BNP Credit Facility), general and administrative expenses totaled $1.2 million and $2.3 million and provision for taxes totaled $0.3 million and $0.6 million, respectively. This compares to net expenses for the three and six months ended March 31, 2018, which totaled $13.8 million and $28.3 million, respectively. Base management fee for the same periods totaled $3.9 million and $8.7 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.8 million and $5.5 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.9 million and $11.8 million and general and administrative expenses totaled $1.2 million and $2.3 million, respectively. The increase in expenses compared to the same periods in the prior year was primarily due to the expenses related the make-whole premium on the repayment of the 2019 Notes and the debt issuance costs on the BNP Credit Facility.

Net Investment Income

Net investment income totaled $10.8 million and $23.3 million, or $0.16 and $0.34 per share, for the three and six months ended March 31, 2019, respectively. Net investment income totaled $13.4 million and $27.6 million, or $0.19 and $0.39 per share, for the three and six months ended March 31, 2018, respectively. The decrease in net investment income compared to the same periods in the prior year was primarily due to the expenses related the make-whole premium on the repayment of the 2019 Notes and the debt issuance costs on the BNP Credit Facility.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2019 totaled $115.1 million and $240.9 million, respectively, and net realized gains totaled $1.0 million and $9.5 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2018 totaled $246.4 million and $438.7 million, respectively, and net realized gains totaled $21.8 million and $25.5 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facilities and the 2019 Notes

For the three and six months ended March 31, 2019, we reported net change in unrealized depreciation on investments of $20.1 million and $40.5 million, respectively. For the three and six months ended March 31, 2018, we reported net change in unrealized depreciation on investments of $29.5 million and $36.3 million, respectively. As of March 31, 2019 and September 30, 2018, our net unrealized depreciation on investments totaled $152.3 million and $111.8 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three and six months ended March 31, 2019, our BNP Credit Facility and the multi-currency, senior secured revolving credit facility with SunTrust Bank, or the SunTrust Credit Facility (collectively, the Credit Facilities), and the 2019 Notes had a net change in unrealized depreciation of $3.7 million and $9.7 million, respectively. For the three and six months ended March 31, 2018, the SunTrust Credit Facility and the 2019 Notes had a net change in unrealized depreciation of $0.4 million and $1.5 million, respectively. As of March 31, 2019, the net unrealized depreciation on the Credit Facilities totaled $11.3 million. As of September 30, 2018, the net unrealized depreciation on the SunTrust Credit Facility and the 2019 Notes totaled $1.6 million. The net change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $(4.7) million and $2.0 million, or $(0.07) and $0.03 per share, for the three and six months ended March 31, 2019. Net change in net assets resulting from operations totaled $6.0 million and $18.3 million, or $0.08 and $0.26 per share, for the three and six months ended March 31, 2018. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to depreciation of the portfolio in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the six months ended March 31, 2019 and 2018, inclusive of the fee on the undrawn commitment under the SunTrust Credit Facility, debt issuance costs on the BNP Credit Facility, prepayment penalties on the 2019 Notes and amortized upfront fees on Small Business Administration, or SBA, debentures, was 6.97% and 4.58%, respectively (excluding debt issuance costs and prepayment penalties, amounts were 5.90% and 4.58%, respectively).

As of March 31, 2019, PennantPark Investment Funding I, LLC, or Funding I, had $142.5 million in outstanding borrowings under the BNP Credit Facility. The BNP Credit Facility had a weighted average interest rate of 5.10% as of March 31, 2019. As of March 31, 2019, Funding I had $107.5 million of unused borrowing capacity under the BNP Credit Facility, subject to the regulatory restrictions.

As of March 31, 2019 and September 30, 2018, we had $389.1 million and $80.5 million (including a $2.0 million temporary draw), respectively, in outstanding borrowings under the SunTrust Credit Facility. The SunTrust Credit Facility had a weighted average interest rate of 4.58% and 3.79%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of March 31, 2019 and September 30, 2018. As of the same periods, we had $55.9 million and $364.5 million of unused borrowing capacity under our SunTrust Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2019 and September 30, 2018, we had zero and $250.0 million in aggregate principal amount of 2019 Notes outstanding, respectively, with a fixed interest rate of 4.50% per year. As of March 31, 2019 and September 30, 2018, we had $150.0 million and $180.0 million in SBA debentures outstanding, respectively.

As of March 31, 2019 and September 30, 2018, we had cash and cash equivalents of $30.3 million and $19.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $121.3 million for the six months ended March 31, 2019, and our financing activities provided cash of $132.0 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facilities.

Our operating activities provided cash of $196.1 million for the six months ended March 31, 2018, and our financing activities used cash of $64.2 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and for net repayments under the SunTrust Credit Facility.

STOCK REPURCHASE PROGRAM

On May 9, 2018, we announced a share repurchase program which allows us to repurchase up to $30 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 9, 2019 and the repurchase of $30 million of common stock. For the three and six months ended March 31, 2019, we repurchased 1.0 million and 2.0 million shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $7.0 million and $14.5 million, respectively. During both the three and six months ended March 31, 2018, we did not make any repurchases of our common stock. Over the last four fiscal quarters ended March 31, 2019, we repurchased 4.0 million shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $29.5 million.

DISTRIBUTIONS

During the three and six months ended March 31, 2019, we declared distributions of $0.18 and $0.36 per share, for total distributions of $12.1 million and $24.3 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.36 per share, for total distributions of $12.8 million and $25.6 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

On April 12, 2019, we entered into an amended and restated investment advisory management agreement with the Investment Adviser, or the A&R Investment Management Agreement. Pursuant to the A&R Investment Management Agreement, we reduced our base management fee on gross assets that exceed 200% of our total net assets as of the immediately preceding quarter-end from 1.50% to 1.00%. The A&R Investment Management Agreement is effective as of February 5, 2019, the date our stockholders approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as modified by Consolidated Appropriations Act of 2018 (which included the Small Business Credit Availability Act).

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2019	September 30, 2018
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$1,045,728,279 and $896,720,950, respectively)	$1,040,563,420	$905,271,258
Non-controlled, affiliated investments (cost—$74,369,962 and $91,520,908, respectively)	35,304,585	78,078,331
Controlled, affiliated investments (cost—$276,861,901 and $255,574,317, respectively)	168,804,208	148,735,885
Total of investments (cost—$1,396,960,142 and $1,243,816,175, respectively)	1,244,672,213	1,132,085,474
Cash and cash equivalents (cost—$30,313,035 and $19,543,625, respectively)	30,307,029	19,506,154
Interest receivable	6,937,338	7,606,964
Prepaid expenses and other assets	271,393	920,235
Total assets	1,282,187,973	1,160,118,827
Liabilities
Distributions payable	12,068,119	12,429,712
Payable for investments purchased	4,480,173	—
BNP Credit Facility payable (cost—$142,500,000 and zero, respectively)	141,787,500	—
SunTrust Credit Facility payable (cost—$389,136,000 and $80,520,000, respectively)	378,569,195	77,645,830
2019 Notes payable (par— zero and $250,000,000, respectively)	—	251,322,500
SBA debentures payable, net (par—$150,000,000 and $180,000,000, respectively)	145,894,687	175,373,229
Base management fee payable, net	4,510,829	4,086,831
Performance-based incentive fee payable, net	8,340	2,964,265
Interest payable on debt	2,443,285	6,576,393
Accrued other expenses	277,054	818,172
Total liabilities	690,039,182	531,216,932
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 69,053,958 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	67,045	69,054
Paid-in capital in excess of par value	789,259,509	803,729,220
Accumulated distributable net loss	(197,177,763)	(174,896,379)
Total net assets	$592,148,791	$628,901,895
Total liabilities and net assets	$1,282,187,973	$1,160,118,827
Net asset value per share	$8.83	$9.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$22,938,612	$19,734,120	$46,447,193	$41,117,339
Payment-in-kind	2,626,193	1,675,075	3,872,209	2,959,984
Other income	1,016,381	2,486,424	1,634,452	4,073,066
From non-controlled, affiliated investments:
Interest	3,798	1,376,065	108,903	2,591,899
Payment-in-kind	—	234,349	108,625	1,807,655
From controlled, affiliated investments:
Interest	2,048,653	970,264	3,837,256	1,450,694
Payment-in-kind	54,116	749,312	59,116	1,893,397
Total investment income	28,687,753	27,225,609	56,067,754	55,894,034
Expenses:
Base management fee	4,510,830	3,873,739	8,930,092	9,608,876
Performance-based incentive fee	8,340	2,845,616	2,675,610	6,030,820
Interest and expenses on debt	7,032,019	5,940,893	13,310,866	11,798,271
Administrative services expenses	532,625	521,625	1,054,250	1,043,250
Other general and administrative expenses	692,177	628,290	1,310,544	1,256,580
Expenses before Management Fees waiver and provision for taxes	12,775,991	13,810,163	27,281,362	29,737,797
Debt issuance costs	2,696,498	—	2,696,498	—
Make-whole premium	2,162,526	—	2,162,526	—
Management Fees waiver	—	—	—	(1,427,253)
Provision for taxes	300,000	—	600,000	—
Net expenses	17,935,015	13,810,163	32,740,386	28,310,544
Net investment income	10,752,738	13,415,446	23,327,368	27,583,490
Realized and unrealized loss on investments and debt:
Net realized gain on investments on:
Non-controlled, non-affiliated investments	972,448	12,876,286	4,710,367	14,669,329
Non-controlled and controlled, affiliated investments	—	8,877,164	4,792,067	10,857,604
Net realized gain on investments	972,448	21,753,450	9,502,434	25,526,933
Net change in unrealized depreciation on:
Non-controlled, non-affiliated investments	(6,753,803)	(4,219,398)	(13,683,685)	(2,481,333)
Non-controlled and controlled, affiliated investments	(13,379,363)	(25,313,724)	(26,842,060)	(33,824,685)
Debt depreciation	3,661,483	399,236	9,727,635	1,526,002
Net change in unrealized depreciation on investments and debt	(16,471,683)	(29,133,886)	(30,798,110)	(34,780,016)
Net realized and unrealized loss from investments and debt	(15,499,235)	(7,380,436)	(21,295,676)	(9,253,083)
Net (decrease) increase in net assets resulting from operations	$(4,746,497)	$6,035,010	$2,031,692	$18,330,407
Net (decrease) increase in net assets resulting from operations per common share	$(0.07)	$0.08	$0.03	$0.26
Net investment income per common share	$0.16	$0.19	$0.34	$0.39

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com